                                                                   EXHIBIT 10.41

                        AMENDMENT TO EMPLOYMENT AGREEMENT
                        ---------------------------------

This Amendment to the Employment Agreement dated January 3, 2002 (the "Agreement") is made as of October 31, 2003, by and between Michael Meader ("Employee") and Genius Products, Inc., a Nevada corporation ("Employer" or "Company"), located at 740 Lomas Santa Fe, Suite 210, Solana Beach, California 92075 (the "Amendment").

                                   WITNESSETH:

WHEREAS, Employer would like to amend the terms of the Agreement to increase its term, increase the annual salary and provide for the grant of additional stock options; and

WHEREAS, Employer and Employee have agreed on the terms for this Amendment.

NOW, THEREFORE, in consideration of the foregoing and in exchange for the promises and other good consideration set forth below, Employee and Employer agree to the following amendments to the Agreement:

1. COMPENSATION.

         (a) Paragraph 2(a) is amended to provide for an annual salary of $197,500 in 2004 and $217,250 in 2005.

         (b) Paragraph 2(c) is amended to grant an additional option to Employee to purchase 250,000 shares of Genius Products, Inc. Common Stock in the form of ANNEX A hereto (the "Option"). The terms of the Option (including, without limitation, the option price and the time of vesting of the shares issuable pursuant thereto) shall be governed by the face thereof except to the extent such terms are superseded by Employer's stock option plan currently in effect, a copy of which was attached to the Agreement as ANNEX C. The Option shall be priced at the closing ask price on the date of issuance.

2. TERM AND TERMINATION. Paragraph 3 of the Agreement is amended to extend the term of the Agreement until January 2, 2006. The Severance Period (as defined in the Agreement) shall be adjusted to reflect the extension of the term of the Agreement pursuant to this Amendment.

IN WITNESS WHEREOF, each of the undersigned has set forth its signature as of the date first set forth above.

EMPLOYER:

Genius Products, Inc., a Nevada corporation

By:      /S/ KLAUS MOELLER
    ----------------------------------------
       Klaus Moeller, Authorized Officer

EMPLOYEE:

         /S/ MICHAEL MEADER
    ----------------------------------------
    Michael Meader

                                                                         ANNEX A
                                                                         -------

                            [STOCK OPTION AGREEMENT]

                             STOCK OPTION AGREEMENT
                           SECOND AMENDED AND RESTATED
                      2000 NON-QUALIFIED STOCK OPTION PLAN

         This Stock Option Agreement is dated as of October 31, 2003, between Genius Products, Inc. (the "COMPANY") and Michael Meader (the "GRANTEE").

         WHEREAS, the Grantee is an employee of the Company and will render valuable services; and

         WHEREAS, the Company in recognition of such services has granted a non-qualified option (the "OPTION") to Grantee as set forth therein and herein; and

         WHEREAS, the parties wish to ratify and memorialize the grant and the terms and conditions by which the Option is governed; and

         WHEREAS, the Company has adopted a stock option plan entitled 2000 Second Amended and Restated Non-Qualified Stock Option Plan (the "PLAN") originally adopted by the board of directors on May 25, 2000, and as amended on June 12, 2001 and November 20, 2001, under which shares of the Company's common stock into which the Option is exercisable have been registered with the Securities and Exchange Commission pursuant to a Form S-8 filed on May 25, 2000, which will be amended by a subsequent filing to include subsequent amendments to the plan including an increase in the number of shares subject to the plan;

         NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

Section 1. GRANT OF OPTION. The Company hereby confirms the grant to Grantee of the Option to purchase shares of common stock of the Company (the "SHARES"), subject to the terms and conditions of this Option Agreement and those of the Plan (which is incorporated herein by reference), as follows:


DATE OF GRANT              NO. OF SHARES           EXERCISE PRICE          VESTING DATE(S)           TERM
-------------              -------------           --------------          ---------------           ----
October 31, 2003           250,000                 $1.50                         *                   10 years from
                                                                                                     date of grant


* 50,000 shares to vest on December 31, 2004, and 200,000 shares to vest on December 31, 2005, unless Grantee's employment is terminated. If Grantee's employment is terminated other than by the voluntary resignation of the Grantee, all options will vest immediately upon termination. If the Grantee voluntarily resigns from the employment of the Company, the vesting of unvested options will not be accelerated.

         Section 2. EXERCISE OF OPTION.

                  (a) RIGHT TO EXERCISE. This Option to purchase Shares shall be exercisable at any time after the applicable Vesting Date and prior to the end of the Term, subject to the applicable provisions of the Plan and this Option Agreement.

                  (b) METHOD OF EXERCISE. This Option shall be exercisable by delivery of an exercise notice in the form attached as EXHIBIT A (the "EXERCISE NOTICE") which shall state the election to exercise the Option, the number of Shares with respect to which the Option is being exercised, and such other representations and agreements as may be required by the Company. The Exercise Notice shall be accompanied by payment of the aggregate Exercise Price as to all exercised Shares. This Option shall be deemed to be exercised upon receipt by the Company of such fully executed Exercise Notice accompanied by the aggregate Exercise Price.

                  (c) COMPLIANCE WITH APPLICABLE LAW. No Shares shall be issued pursuant to the exercise of an Option unless such issuance and such exercise complies with all applicable laws. Assuming such compliance, for income tax purposes the Shares shall be considered transferred to the Grantee on the date on which the Option is exercised with respect to such Shares.

         Section 3. METHOD OF PAYMENT. Payment of the aggregate Exercise Price shall be by any of the following, or a combination thereof, at the sole discretion of the Company:

                  (a) cash or check;

                  (b) consideration received by the Company under a formal cashless exercise program adopted by the Company in connection with the Plan; or

                  (c) surrender of other Shares which, (i) in the case of Shares acquired upon exercise of an Option, have been owned by the Grantee for more than six (6) months on the date of surrender, and (ii) have a fair market value on the date of surrender equal to the aggregate Exercise Price of the Exercised Shares.

         Section 4. NON-TRANSFERABILITY OF OPTION. This Option may not be transferred in any manner otherwise than by will or by the laws of descent or distribution and may be exercised during the lifetime of Grantee only by Grantee. The terms of the Plan and this Option Agreement shall be binding upon the executors, administrators, heirs, successors and assigns of the Grantee.

         Section 5. TERM OF OPTION. This Option may be exercised only prior to the Expiration Date set out in the Notice of Grant, and may be exercised during such term only in accordance with the Plan and the terms of this Option.

         Section 6. TAX CONSEQUENCES. Set forth below is a brief summary as of the date of this Option of some of the federal tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. THE OPTIONEE SHOULD CONSULT A TAX ADVISER BEFORE EXERCISING THIS OPTION OR DISPOSING OF THE SHARES.

                  (a) EXERCISE OF NON-QUALIFIED STOCK OPTION. There may be a regular federal income tax liability upon the exercise of a Non-Qualified Stock Option. The Grantee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares on the date of exercise over the Exercise Price. If Grantee is an employee or a former employee, the Company will be required to withhold from Grantee's compensation or collect from Grantee and pay to the applicable taxing authorities an amount in cash equal to a percentage of this compensation income at the time of exercise, and may refuse to honor the exercise and refuse to deliver the Shares if such withholding amounts are not delivered at the time of exercise.

                  (b) DISPOSITION OF SHARES. In the case of a Non Qualified Stock Option, if Shares are held for at least one year, any gain realized on disposition of the Shares will be treated as long-term capital gain for federal income tax purposes.

         Section 7. ENTIRE AGREEMENT; GOVERNING LAW. The Plan is incorporated herein by reference. The Plan and this Option Agreement constitute the entire agreement of the parties with respect to the subject matter hereof and supersede in their entirety all prior undertakings and agreements of the Company and Grantee with respect to the subject matter hereof, and may not be modified adversely to the Grantee's interest except by means of a writing signed by the Company and Grantee. This agreement is governed by the internal substantive laws but not the choice of law rules of California.

         Section 8. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement to single or multiple assignees, and this Agreement shall inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer herein set forth, this Agreement shall be binding upon Grantee and his or her heirs, executors, administrators, successors and assigns.

         Section 9. INTERPRETATION. Any dispute regarding the interpretation of this Agreement shall be submitted by Grantee or by the Company forthwith to the Administrator which shall review such dispute at its next regular meeting. The resolution of such a dispute by the Administrator shall be final and binding on all parties.

         Section 10. RECEIPT OF PLAN. Grantee acknowledges receipt of a copy of the Plan and represents that he or she is familiar with the terms and provisions thereof, and hereby accepts this Option subject to all of the terms and provisions thereof. Grantee has reviewed the Plan and this Option Agreement in their entirety, has had an opportunity to obtain the advice of counsel prior to executing this Option and fully understands all provisions of the Option Agreement. Grantee hereby agrees to accept as binding, conclusive and final all decisions or interpretations of the Administrator upon any questions arising under the Plan or this Option. Grantee further agrees to notify the Company upon any change in the residence address indicated below.

                  [Remainder of page intentionally left blank.]

GRANTEE:                                   GENIUS PRODUCTS, INC.

         /S/ MICHAEL MEADER                         /S/ KLAUS MOELLER
--------------------------------           ---------------------------------
Michael Meader                             By:  Klaus Moeller
                                           Its:  Chief Executive Officer

                                    EXHIBIT A
                                    ---------

                             [LETTERHEAD OF GRANTEE]

[Date]

Genius Products, Inc.
740 Lomas Santa Fe, Suite 210
Solana Beach, CA  92075

Attention:  Corporate Secretary

                                 EXERCISE NOTICE
                      2000 NON-QUALIFIED STOCK OPTION PLAN
                      ------------------------------------

         1. EXERCISE OF OPTION. Effective as of this ___ day of ___________, _____, the undersigned ("Grantee") hereby elects to exercise Grantee's option to purchase _________ shares of the Common Stock (the "SHARES") of Genius Products, Inc. (the "COMPANY") under and pursuant to that certain plan entitled the Second Amended and Restated 2000 Non-Qualified Stock Option Plan adopted by the Company originally as of May 25, 2000, and as amended on June 12, 2001, and November 20, 2001 (the "PLAN") and the Stock Option Agreement dated May 6, 2002 (the "OPTION AGREEMENT").

         2. DELIVERY OF PAYMENT. Grantee herewith delivers to the Company the full purchase price of the Shares, as set forth in the Option Agreement.

         3. REPRESENTATIONS OF GRANTEE. Grantee acknowledges that Grantee has received, read and understood the Plan and the Option Agreement and agrees to abide by and be bound by their terms and conditions.

         4. RIGHTS AS SHAREHOLDER. Until the issuance of the Shares (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Shares, notwithstanding the exercise of the Option. The Shares shall be issued to the Grantee as soon as practicable after the Option is exercised.

         5. TAX CONSULTATION. Grantee understands that Grantee may suffer adverse tax consequences as a result of Grantee's purchase or disposition of the Shares. Grantee represents that Grantee has consulted with any tax consultants Grantee deems advisable in connection with the purchase or disposition of the Shares and that Grantee is not relying on the Company for any tax advice.

         6. TRANSFER RESTRICTIONS; STOP-TRANSFER ORDER.

         (a) REFUSAL TO TRANSFER. Grantee acknowledges and agrees that the Company shall not be required (i) to transfer on its books any Shares that have been sold or otherwise transferred in violation of any of the provisions of the Stock Option Agreement or the Plan or (ii) to treat as owner of such Shares or to accord the right to vote or pay dividends to any purchaser or other transferee to whom such Shares shall have been so transferred.

         (b) STOP-TRANSFER NOTICES. Grantee agrees that, in order to ensure compliance with the restrictions referred to in the Stock Option Agreement, the Company may issue appropriate "stop transfer" instructions to its transfer agent, if any, and that, if the Company transfers its own securities, it may make appropriate notations to the same effect in its own records.

Submitted by:                             Accepted by:

GRANTEE:                                  GENIUS PRODUCTS, INC.

_____________________________             ______________________________
Signature                                 Name:_________________________
                                          Title:________________________

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Print Name                                Date received